Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL COMMENTS ON TOSHIBA’S ANNOUNCEMENT REGARDING FLASH JV INTERESTS

SAN JOSE, Calif. — June 20, 2017 — Western Digital Corp. (NASDAQ: WDC) today issued the following statement regarding Toshiba Corporation’s selection of a consortium led by Korea-based SK Hynix Inc. and Bain Capital Japan, with funding provided by Japanese government funds Innovation Network Corporation of Japan and Development Bank of Japan Inc., as the preferred bidder regarding the sale of Toshiba’s interests in three NAND flash-memory joint ventures operated with Western Digital’s SanDisk subsidiaries (“Flash JVs”):

Toshiba Corporation continues to ignore both SanDisk’s consent rights and the dual-track legal process currently underway. The language of the relevant agreements is clear: Toshiba Corporation has no right to transfer its JV interests to a third party without SanDisk’s consent. SanDisk has not given its consent to any transaction, and will continue to protect its JV interests and preserve its rights through both its request for injunctive relief and the arbitration process.

We note that Toshiba has acknowledged and validated SanDisk’s consent rights on multiple occasions. Furthermore, certain parties identified in Toshiba’s announcement have previously been notified by Western Digital that it considers any effort to aid Toshiba’s breach of its contractual obligations to SanDisk, including any agreement to directly or indirectly transfer any portion of the joint venture, as tortious interference with contract.

On June 15, 2017, Western Digital’s SanDisk subsidiaries filed a request for injunctive relief seeking to prevent Toshiba Corporation from transferring its JV interests until the request of the subsidiaries for injunctive relief in arbitration is decided by the arbitral tribunal. The arbitration filed

Western Digital Comments on Toshiba’s Announcement Regarding Flash JV Interests

on May 14, 2017, with the ICC International Court of Arbitration continues to move forward in parallel.

We remain confident in our consent rights and our legal position and look forward to the hearing for injunctive relief, which is scheduled for July 14, 2017.

About Western Digital

Western Digital is an industry-leading provider of storage technologies and solutions that enable people to create, leverage, experience and preserve data. The company addresses ever-changing market needs by providing a full portfolio of compelling, high-quality storage solutions with customer-focused innovation, high efficiency, flexibility and speed. Our products are marketed under the HGST, SanDisk and WD brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

Forward-Looking Statements

This news release contains certain forward-looking statements, including statements concerning the Flash JVs, SanDisk’s rights under the JV agreements and Western Digital’s or SanDisk’s actions in response to Toshiba’s announcement that it has declared a preferred bidder regarding the sale of Toshiba’s interests in the Flash JVs. There are a number of risks and uncertainties that may cause these forward-looking statements to be inaccurate including, among others: uncertainties with respect to the company’s business ventures with Toshiba; volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-Q filed with the SEC on May 8, 2017, to which your attention is directed. You should not place

Western Digital Comments on Toshiba’s Announcement Regarding Flash JV Interests

undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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Western Digital, WD and SanDisk are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the U.S. and/or other countries. Other trademarks, registered trademarks, and/or service marks, indicated or otherwise, are the property of their respective owners. © 2017 Western Digital Corporation or its affiliates. All rights reserved.

Company contacts:

Western Digital Corp.

Media Contact:

Jim Pascoe

408.717.6999

jim.pascoe@wdc.com

Investor Contact:

Bob Blair

949.672.7834

robert.blair@wdc.com

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann / Jed Repko / Ed Trissel

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